Exhibit 1.1

EXECUTION COPY

PLACEMENT AGENCY AGREEMENT

March 12, 2015

Compass Point Research & Trading, LLC

3000 K Street NW, Suite 340

Washington, DC 20007

Ladies and Gentlemen:

Each of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and Wheeler REIT, L.P., a Virginia limited partnership of which the Company is the sole general partner (the “OP,” and together with the Company, the “Transaction Entities”), hereby confirms its agreement (this “Agreement”) with each of the placement agents named on Schedule I hereto (the “Placement Agents”), for whom Compass Point Research & Trading, LLC (“Compass Point”) is acting as representative, as follows:

1. Offering.

(a) The Company will offer (the “Offering”) for sale to certain “accredited investors” as described below (each, an “Investor,” and collectively, the “Investors”) through the Placement Agents, as exclusive agents for the Company, a minimum (the “Minimum Amount”) of 50,000 shares (the “Shares”) of Series C Mandatorily Convertible Cumulative Perpetual Preferred Stock, without par value per share, of the Company (the “Series C Preferred Stock”) and a maximum of 90,000 Shares. Each Share shall be sold to the Investors at a price of $1,000 per Share (the “Offering Price”). The Company will enter into a securities purchase agreement (collectively, the “Securities Purchase Agreements”) and a registration rights agreement (collectively, the “Registration Rights Agreements,” and together with each Securities Purchase Agreement and this Agreement, the “Transaction Agreements”), forms of which are attached to the Memorandum (as such term is defined in Section 1(e) hereof), with each Investor.

(b) The Series C Preferred Stock will be convertible into shares (the “Underlying Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as described in the Memorandum. The Series C Preferred Stock will have a conversion price of $2.00 per share (subject to adjustment as described in the Memorandum). The Series C Preferred Stock shall have the rights and privileges described in the Memorandum.

(c) Placement of the Shares by the Placement Agents will be made on a “best efforts, all-or-none” basis with respect to the Minimum Amount and on a “best efforts” basis thereafter as to any amounts in excess of the Minimum Amount. The Shares will be offered commencing on the first date of use of the Preliminary Memorandum (as defined below) until March 12, 2015, unless extended by the Company and Compass Point, or terminated earlier as provided herein (the “Offering Period”). The date on which the Offering Period shall terminate shall be referred to as the “Termination Date.”

(d) The Placement Agents shall not tender to the Company and the Company shall not accept subscriptions for, or sell Series C Preferred Stock to, any persons or entities who do not qualify as “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended including the rules and regulations promulgated thereunder, (the “Securities Act”).

(e) The Offering will be made by the Company solely pursuant to the Memorandum, which at all times will be in form and substance reasonably acceptable to Compass Point and counsel for the Placement Agents and contain such legends and other information as Compass Point and counsel for the Placement Agents may, from time to time, reasonably deem necessary and desirable to be set forth therein. The Company and the OP have prepared a preliminary confidential private placement memorandum, subject to completion, dated February 20, 2015 (the “Preliminary Memorandum”), as amended and supplemented by the preliminary confidential private placement memorandum supplement, dated March 6, 2015 (the “Supplement”). “Memorandum” as used in this Agreement means the Company’s Confidential Private Placement Memorandum, dated March 12, 2015, inclusive of all exhibits, and all amendments, supplements and appendices thereto, together with the Preliminary Memorandum and the Supplement. Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Memorandum.

(f) Concurrently with or immediately following the Closing (as hereinafter defined), the Company will complete the acquisition of the “Real Estate Investment Properties” described and defined in the Memorandum pursuant to the non-binding letters of intent and purchase agreements, as applicable, as referenced in the Memorandum (the “Acquisition Agreements”).

2. Representations, Warranties and Covenants of the Placement Agents. Each Placement Agent hereby severally represents, warrants and covenants to the Company that:

(a) Such Placement Agent is and will remain during the term of this Agreement, (i) a duly registered broker-dealer pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (ii) a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and (iii) duly registered as a broker-dealer under the applicable statutes and regulations of each jurisdiction in which the Shares will be offered and sold. Other than compliance with standard internal operating procedures, such Placement Agent is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement that it does not possess.

(b) Such Placement Agent shall not engage in any form of general solicitation or general advertising that is prohibited by Regulation D as promulgated under Section 4(a)(2) of the Securities Act (“Regulation D”) in connection with the Offering, or take any action that might reasonably be expected to jeopardize the availability for the Offering of the exemption from registration pursuant to the Securities Act as provided by Rule 506 under Regulation D. Neither such Placement Agent, its affiliates, nor any person acting on its behalf has made or will make any offers or sales of any security or solicitations of any offers to buy any security through means other than the Memorandum, the final form of which shall be provided by the Placement Agents to each Investor prior to such Investor’s execution of the Subscription Documents (as defined herein). Such Placement Agent shall only make offers to investors that it reasonably believes are accredited investors.

3. Representations, Warranties and Covenants of the Company. Each of the Transaction Entities, jointly and severally, hereby represents and warrants to each of the Placement Agents, as of the date of this Agreement:

(a) The Memorandum did not, and will not, as of its date; as of the date of any amendment or supplement thereto; or at the Closing Time, respectively, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease, and operate its properties and other assets and to conduct its business as described in the Memorandum and to enter into and perform its obligations under the Transaction Agreements (including the issuance, sale and delivery of the Shares and the Underlying Securities), the Acquisition Agreements and the various other agreements required hereunder to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property and other assets or the conduct of its business, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects (as described in the Memorandum) of the Transaction Entities and the Subsidiaries (as defined below) considered as a whole (a “Material Adverse Effect”).

(c) The OP is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Virginia, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under the Transaction Agreements, the Acquisition Agreements and the various other agreements required hereunder to which it is a party. The Company is the sole general partner of the OP.

(d) Each subsidiary of the Company (each, a “Subsidiary,” and, collectively, the “Subsidiaries”), including, without limitation, the OP, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and other assets and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property and other assets or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Except as otherwise disclosed in the Memorandum, all of the issued and outstanding capital stock or equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(e) The Company had, as of the dates indicated in each of the Preliminary Memorandum, the Supplement and the Memorandum, respectively, and will have, as of the Closing Time, the duly authorized capitalization set forth in each of the Preliminary Memorandum, the Supplement and the Memorandum, respectively, under the caption “Capitalization” after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the Charter Documents (as defined herein) of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by the Memorandum, there are no outstanding (i) securities or obligations of the Company or the OP convertible into or exchangeable for any capital stock of the Company or OP Units (as defined below), respectively, (ii) warrants, rights or options to subscribe for or purchase from the Company or the OP any such capital stock or OP Units, respectively, or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or the OP to issue or sell any such capital stock or OP Units, respectively, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(f) Except as disclosed in the Memorandum, no OP Units are reserved for any purpose. The terms of the OP Units conform in all material respects to statements and descriptions related thereto contained in the Memorandum.

(g) All necessary corporate or partnership action has been duly and validly taken by each of the Transaction Entities to authorize the execution, delivery and performance of the Transaction Agreements and the issuance and sale of the Shares by the Company.

(h) The agreement of limited partnership of the OP, as amended through the date hereof (the “Operating Partnership Agreement”), is and will be as of the Closing Time, duly and validly authorized, executed and delivered by the Company and the OP (and, to the knowledge of the Transaction Entities, by each other party thereto) and is and will be a valid and binding agreement of the Company and the OP (and, to the knowledge of the Transaction Entities, of each other party thereto), enforceable against the Company and the OP (and, to the knowledge of the Transaction Entities, against each other party thereto) in accordance with its terms.

(i) The Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company, the OP or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise; the Articles Supplementary designating the rights and preferences of the Series C Preferred Stock (the “Articles Supplementary”) will be in full force and effect on or prior to the Closing Time and have been or will be filed with the State Department of Assessment and Taxation of Maryland (the “SDAT”) and will comply with applicable legal requirements; the terms of the Series C Preferred Stock will conform in all material respects to all statements relating thereto contained in the Memorandum and such description will conform in all material respects to the rights set forth in the Articles Supplementary; and the Underlying Securities have been duly authorized and reserved for issuance by the Company and, when issued and duly delivered upon conversion of the Shares and in accordance with the Articles Supplementary, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of the Underlying Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise (other than as provided for in the Registration Rights Agreements).

(j) The issued and outstanding units of limited partnership of the OP (“OP Units”) have been duly authorized and validly issued and are fully paid. OP Units issued and sold in connection with the acquisition of the Properties and the Real Estate Investment Properties have been and will be offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The issuance of a number of OP Units to be designated as the Series C Mandatorily Convertible Cumulative Perpetual Preferred Units (the “Series C Preferred OP Units”) pursuant to the amendment to the Amended and Restated Agreement of Limited Partnership of the OP, to be dated on or before the Closing Date, that is equivalent to the number of Shares to be sold pursuant to this Agreement to the Company in exchange for the Company’s contribution of the net proceeds actually received by the Company upon the sale of the Shares to the Operating Partnership has been duly authorized by the OP and, upon such issuance, such number of Series C Preferred OP Units will be validly issued.

(k) The Company owns OP Units representing an ownership interest in the OP in the percentage set forth in the Memorandum, and, except as disclosed in the Memorandum, the Company’s ownership interest in the OP is free and clear of any pledge, lien, encumbrance, security interest or other claim except for any pledge, lien, encumbrance, security interest or other claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) The forms of certificates used to evidence each of the Series C Preferred Stock and the Common Stock, if any, comply in all material respects with all applicable statutory requirements, with any applicable requirements of the Charter Documents of the Company and the requirements of the NASDAQ Capital Market.

(m) Each of the Transaction Entities and each of the Subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks,

trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Neither of the Transaction Entities nor any Subsidiary has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(n) Each of the Company and the OP owns or has a valid right (contractual or otherwise) to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with its respective business described in the Memorandum (the “IT Systems”); and the IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the OP as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) None of the Company or the OP, or, to the knowledge of the Company, any officer, director, agent or employee purporting to act on behalf of the Company or the OP, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment.

(p) Except as disclosed in the Memorandum, there are no outstanding loans or advances or guarantees of indebtedness by the Company or the OP to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or the OP or any of the members of the families of any of them.

(q) Except with respect to the Placement Agents, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Placement Agents or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Placement Agents’ compensation, as determined by FINRA.

(r) Except as disclosed in the Memorandum, neither of the Transaction Entities has made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date of this Agreement.

(s) None of the net proceeds of the offering of Shares will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(t) To the knowledge of the Transaction Entities, other than as disclosed in the Memorandum, no: (i) officer or director of the Transaction Entities or their Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date hereof, has any direct or indirect affiliation or association with any FINRA member. The Company and the OP will advise the Placement Agents and their counsel if either becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(u) Other than the Placement Agents, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(v) Neither of the Transaction Entities nor any Subsidiaries (i) is in violation of its certificate or articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents (“Charter Documents”), (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Transaction Entities or any Subsidiaries pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except in the case of clauses (ii) and (iii) above for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(w) Neither the execution, delivery and performance of each of the Transaction Agreements by the Transaction Entities nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Transaction Entities or any of their Subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust or other agreement or instrument to which either of the Transaction Entities or any of their Subsidiaries is a party or by which either of the Transaction Entities or any of their Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to either of the Transaction Entities or any of their Subsidiaries, or (ii) violate any provision of the Charter Documents of either of the Transaction

Entities or any of the Subsidiaries, except (A) in the case of clause (i) above, for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) for such consents or waivers which have already been obtained and are in full force and effect.

(x) Except as otherwise set forth in the Memorandum, no holder of any security of the Company has any right, which has not been waived or satisfied prior to the date hereof, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement.

(y) There are no legal or governmental proceedings pending to which either of the Transaction Entities or any of their Subsidiaries is a party or of which any property of the Transaction Entities or any of their Subsidiaries is the subject which, if determined adversely to it could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Transaction Entities, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(z) The Shares, the Underlying Securities and the Transaction Agreements conform in all material respects to the descriptions thereof contained in the Memorandum.

(aa) Assuming the accuracy of the Placement Agents’ representations and warranties and compliance by the Placement Agents with its covenants set forth in Section 6 of this Agreement, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of the Transaction Agreements by each of the Transaction Entities, in each case, to the extent such entity is a party thereto, or the consummation by the Company and the OP, as applicable, of the transactions contemplated by the Transaction Agreements, or the issuance, sale and delivery of the Shares as contemplated herein, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time (including, without limitation, any Listing of Additional Shares notification made to the NASDAQ Capital Market), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by the Placement Agents, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreements, including, without limitation, the filing of any registration statement required thereby with the Commission, and (iv) the filing of a Form D with the Commission and with the applicable state regulatory authorities.

(bb) Each of the Transaction Entities and each of the Subsidiaries, if any, has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Transaction Entities and each of the Subsidiaries, if any, have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of such entity thereunder. Except as may be required under the Securities Act, state Blue Sky laws and the rules of FINRA, no other Permits are required to enter into, deliver and perform the obligations of the Transaction Entities under the Transaction Agreements and for the Company to issue and sell the Shares and the Underlying Securities.

(cc) The copies of all agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously made available to the Placement Agents or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto, if any.

(dd) Subsequent to the respective dates as of which information is given in the Memorandum: (i) there has not been and there will not be any event which would reasonably be expected to result in a Material Adverse Effect; and (ii) neither of the Transaction Entities nor any of their Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to materially affect the use or value of any of the Properties. Except as disclosed in the Memorandum, since the date of the latest balance sheet included in the Memorandum, neither of the Transaction Entities nor any of their Subsidiaries has (A) issued any securities or effected any change in the capital stock or equity securities as applicable or indebtedness of the Company or the OP, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(ee) Except as set forth in the Memorandum, the Company has timely filed all reports, schedules, forms, statements, documents, contracts and agreements required to be filed by it with the United States Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). Each description of a contract, document or other agreement in the Memorandum accurately reflects in all material respects the terms of the underlying contract, document or other agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the SEC Documents, when taken in their entirety with the Memorandum, shall not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the date upon which they were made and the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of the filing. The Company Financial Statements have been prepared in accordance with GAAP, consistently applied. Each contract, document or other agreement described in the Memorandum or filed with the Commission, including, without limitation, the Transaction Agreements, is, or upon consummation of transactions contemplated hereby will be, in full force and effect and is valid and enforceable in all material respects by and against the Transaction Entities or any of the Subsidiaries, as the case may be, in accordance with its terms, except (i) such contracts or other agreements that have terminated or expired in accordance with their terms as disclosed in the Memorandum, and (ii) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law.

(ff) The Company is not and, upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in both the Preliminary Memorandum and the Memorandum under the caption “Use of Proceeds” will not be, an “investment company”, or, to the knowledge of the Company, an entity controlled by an “investment company” (as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(gg) The Company has not relied upon the Placement Agents or legal counsel for the Placement Agents for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(hh) In connection with the offering of the Shares, neither the Company nor the OP, or, to the knowledge of the Company, any of their respective affiliates has, whether directly or through any agent or person acting on its behalf (other than the Placement Agents and their affiliates, as to whom no representation is made): (i) offered Series C Preferred Stock or any other securities convertible into or exchangeable or exercisable for such Series C Preferred Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in the Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

(ii) Neither the Transaction Entities nor any Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the bylaws of FINRA) any member firm of FINRA.

(jj) Neither the Transaction Entities nor any Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers, representatives or affiliates,

has taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(kk) Neither of the Transaction Entities has taken any action designed to, or likely to have the effect of, terminating the registration with the Commission under the Securities Act or the Exchange Act of any securities of the Company or the OP, nor has either of the Transaction Entities received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.

(ll) The books, records and accounts of the Transaction Entities and the Subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Transaction Entities and their Subsidiaries. The Transaction Entities and their Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, consistently applied, in the United States (“GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) The consolidated financial statements and schedules of each Property, including the notes thereto, and, to the Company’s actual knowledge, the pro forma financial statements, information and schedules of each of the Real Estate Investment Properties provided to the Company by the respective sellers of such Real Estate Investment Properties, including the notes thereto, included in the Memorandum, present fairly in all material respects the consolidated financial position of the entity to which they relate as of the dates indicated and the consolidated results of operations and changes in financial position for the periods specified, and (ii) the financial statements of each Property have been prepared in conformity with GAAP and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission.

(nn) The Transaction Entities and the Subsidiaries carry, or are entitled to the benefits of, insurance with financially sound and reputable insurers of recognized financial responsibilities, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of the Subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and not at a cost that is materially more significant. Neither of the Transaction Entities nor any of the Subsidiaries has been denied any insurance coverage that it has sought or for which it has applied. The Transaction Entities, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount equal to no less than eighty percent (80%) of the purchase price of each such Property.

(oo) The financial statements of the Company (including all notes and schedules thereto) included in the Memorandum present fairly the financial position of it and the Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of, or such other permitted financial statements for the periods specified and related schedules and notes thereto and the unaudited financial information filed with the Commission have been prepared in conformity with GAAP, consistently applied throughout the periods involved. The pro forma financial statements and the related notes thereto included in the Memorandum present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the Company believes the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(pp) Except as described in the Memorandum and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Cherry Bekaert LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(qq) Cherry Bekaert LLP, who certified certain financial statements of the Company incorporated by reference into the Memorandum and whose report with respect thereto is included in the Memorandum, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Securities Act.

(rr) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting and there has been no material change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Memorandum.

(ss) Neither the Company nor the OP, nor, to the Company’s knowledge, any employee or agent of the Company or the OP has made any payment of funds of the Company or the OP or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the OP with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt) Neither the Company nor the OP, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the OP, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu) Except where such failure to file or pay an assessment or lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Transaction Entities and the Subsidiaries have duly prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any (and all such returns are true, correct and complete), and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which any of them is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return); (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s, the OP’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, neither the Company, the OP has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company, the OP or any Subsidiaries.

(vv) Except as described in the Memorandum or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor the OP is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Company and the OP has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Laws against the Company or the OP, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the OP relating to Hazardous Materials or any Environmental Laws.

(ww) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to or by the Company or any of its subsidiaries or the OP for employees or former employees of the Company or any of its subsidiaries or the OP is in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); and no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, exists or has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(xx) Neither of the Transaction Entities nor any of the Subsidiaries is involved in any labor dispute or, to the knowledge of the Transaction Entities, is any such dispute threatened, which dispute would reasonably be expected to result in a Material Adverse Effect. Neither of the Transaction Entities is aware of any existing or imminent labor disturbance by its employees of any of its Subsidiaries, principal suppliers or contractors which would reasonably be expected to result in a Material Adverse Effect. Neither of the Transaction Entities is aware of any threatened or pending litigation between either of the Transaction Entities or any of the Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Transaction Entities or their Subsidiaries, as the case may be.

(yy) The statistical and market related data included in the Memorandum are based on or derived from sources that the Company believes to be reliable and accurate. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Memorandum.

(zz) No transaction has occurred between or among either of the Transaction Entities, the Subsidiaries and any of their officers or directors, or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholders that is required to be described in and is not described in the Memorandum.

(aaa) Except as described in the Memorandum, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the

Memorandum other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(bbb) No relationship, direct or indirect, exists between or among the Company or the OP, on the one hand, and the directors, officers or stockholders, of the Company or the OP, on the other hand, which would be required by the Securities Act to be described in a “shelf” registration statement filed by the Company under the Securities Act, which is not so described in the Memorandum.

(ccc) The statements in the Memorandum under the headings [ — ] insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(ddd) Commencing with its taxable year ended December 31, 2012, the Company has qualified as a real estate investment trust (a “REIT”) under the Code, and the Company’s organization and current and proposed manner of operation as described in the Memorandum will enable the Company to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2015 and thereafter; no actions have been taken (or not taken which are required to be taken) by the Company that could be expected to cause the Company to fail to qualify as a REIT; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Memorandum are accurate and fair summaries of the legal or tax matters described therein in all material respects; and since its inception, the OP has been and will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income purposes.

(eee) Other than as will be paid in full by the Company upon the issuance and sale of the Shares, there are no transfer taxes or other similar fees or charges under federal law required to be paid in connection with the execution and delivery of the Transaction Agreements or the issuance by the Company or sale by the Company of the Shares (or the issuance of the Underlying Securities upon the conversion thereof).

(fff) Any certificate signed by any officer of the Company or the OP delivered to the Placement Agents or to counsel for the Placement Agents pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the OP to the Placement Agents as to the matters covered thereby.

(ggg) Except as described in the Memorandum, the OP is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the OP’s partnership interest, or from repaying the Company for any loans or advances made by the Company to the OP.

(hhh) (i) The OP or a subsidiary thereof has, or upon consummation of the transactions contemplated by the Acquisition Agreements, good and marketable title (fee or, in the case of ground leases and as disclosed (as defined herein) in the Memorandum, leasehold) to each Real Estate Investment Property and each Property (as defined herein), free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except such as (1) are described in the Memorandum or (2) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities or any of their Subsidiaries; (ii) neither the Transaction Entities nor any of the Subsidiaries owns any real property other than the properties described in the Memorandum; (iii) each of the ground leases and subleases of real property, if any, material to the business of the Transaction Entities and the Subsidiaries, and under which the Transaction Entities or any of their Subsidiaries holds properties described in the Memorandum, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by either of the Transaction Entities or any of their Subsidiaries, and neither of the Transaction Entities nor any of their Subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Transaction Entities or any of their Subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (iv) all liens, charges, encumbrances, claims or restrictions on any property owned by one of the Subsidiaries (each, a “Property,” and together, the “Properties”) and the Real Estate Investment Properties and the assets of a Transaction Entity or any of their Subsidiaries that are required to be disclosed in the Memorandum are disclosed therein; (v) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; (vi) each of the Properties and to the Transaction Entities’ knowledge, each of the Real Estate Investment Properties, complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus, and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to materially affect the use or value of any of the Properties; (vii) except if and to the extent disclosed in the Memorandum, no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties; and (viii) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(iii) All of the leases and subleases material to the business of the Transaction Entities and the Subsidiaries, taken as a whole, and under which the Company, the OP or any Subsidiaries hold Properties described in the Memorandum, are in full force and effect, with such exceptions as are not material, and neither the Company, the OP nor any Subsidiary has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Transaction Entities and the Subsidiaries under any of such leases or subleases, or affecting or questioning the rights of any of the Transaction Entities and the Subsidiaries to the continued possession of the leases or subleased premises under any such lease or sublease. Except where the failure to comply would not individually or in the aggregate reasonably be expected to materially affect the value of the Properties or the Real Estate Investment Properties or interfere in any material respect with the use made and proposed to be made of the Properties or the Real Estate Investment Properties by the Company, the OP and the Subsidiaries; except as otherwise described in the Memorandum, no tenant under any of the leases at the Properties or the Real Estate Investment Properties has a right of first refusal to purchase the premises demised under such lease.

(jjj) To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(kkk) To the best knowledge of the Transaction Entities, neither the sale of the Shares nor its use of the proceeds described in the Memorandum will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. To the best knowledge of the Company, the Company is in compliance, in all material respects, with the USA PATRIOT Act of 2001 (signed into law October 26, 2001).

(lll) As of the date of this Agreement, the memoranda of understanding and/or letters of intent relating to the acquisitions of the Real Estate Investment Properties, as described in the Memorandum, have been signed, have not been amended or terminated, and the Company has not received any notices of termination relating to such memoranda of understanding and/or letters of intent.

4. Appointment and Compensation of Placement Agents.

(a) The Transaction Entities hereby appoint the Placement Agents as their exclusive agents in connection with the Offering, and Compass Point as the representative of the Placement Agents. The Transaction Entities have not and will not make, or permit to be made, any offers or sales of the Series C Preferred Stock other than through the Placement Agents without the prior written consent of Compass Point. The Placement Agents have no obligation to purchase any of the Series C Preferred Stock. The agency of the Placement Agents hereunder shall continue until the earlier of the closing of the sale of the Series C Preferred Stock (the “Closing”) and the Termination Date.

(b) The Company will cause to be delivered to the Placement Agents copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Securities Act and applicable securities laws, and hereby authorizes the Placement Agents and their agents, employees and selected dealers to use the Memorandum in connection with the sale of the Series C Preferred Stock until the later of the Closing and the Termination Date, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Series C Preferred Stock.

(c) The Company will cooperate with the Placement Agents by making available to their representatives such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.

(d) Agents’ Fee. The Company shall pay to the Placement Agents at the Closing a cash placement fee equal to 6.0% of the aggregate gross proceeds from the sale of Series C Preferred Stock sold at the Closing to the Investors (the “Agents’ Fee”). Payment of the Agents’ Fee will be made out of the proceeds of subscriptions for the Series C Preferred Stock sold at the Closing.

(e) The Company shall reimburse the Placement Agents for all of their actual, documented, reasonable out-of-pocket expenses, including but not limited, all expenses, fees and taxes in connection with (i) the preparation of the Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Placement Agents (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agents and to dealers, (v) the designation of the Shares as eligible securities by the Placement Agents, (vi) all fees and disbursements of counsel and accountants for the Transaction Entities, (vii) the fees and expenses of any transfer agent or registrar for the Series C Preferred Stock and the Underlying Securities, (viii) costs of background investigations, (ix) the costs and expenses of the Placement Agents and the Company incurred in connection with the marketing of the Shares, including all out-of-pocket expenses, roadshow costs (regardless of the form in which the roadshow is conducted) and expenses, and expenses of Company personnel, including but not limited to commercial or charter air travel, local hotel accommodations and transportation, (x) the fees, expenses and other costs of, or incident to, any review or approvals by or from FINRA, (xi) reimbursement for the Placement Agents’ actual out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including the fees and disbursements of the Placement Agents’ legal counsel up to a maximum of $500,000, and (xii) performance of the Company’s other obligations hereunder. The foregoing reimbursement obligation is hereinafter referred to as the “Agents’ Expense Reimbursement”). Payment of the Agents’ Expense Reimbursement will be made at the Closing. The Placement Agents will not bear any of the Company’s legal, accounting, printing or other expenses in connection with any transaction contemplated hereby. In addition, the Company will pay all reasonable and documented filing fees, costs and legal fees for Blue Sky services, foreign jurisdiction qualification/exemption and related filings and reasonable and documented expenses of counsel up to $7,500 for all such amounts (collectively, “Blue Sky Expenses”).

5. Subscription and Closing Procedures.

(a) At or prior to the Closing, each Investor will be required to complete and execute original signature pages in the forms of Securities Purchase Agreement and Registration

Rights Agreement annexed to the Memorandum (collectively, the “Subscription Documents”), which will be delivered to the Company at the Company’s offices at the address set forth in Section 14 hereof, together with the Investor’s wire transfer of immediately available funds in the full amount of the Offering Price for the number of shares of Series C Preferred Stock desired to be purchased.

(b) If Subscription Documents for at least the Minimum Amount have been received and accepted, the funds therefore have been collected by the Company and all of the conditions set forth elsewhere in this Agreement are fulfilled, the Closing of the sale of such Series C Preferred Stock shall be held promptly, on or about March 19, 2015. Such date is referred to herein as the “Closing Date.” The Closing shall take place at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, or at such other locations or remotely by facsimile transmission or other electronic means as the Company and Compass Point may mutually agree.

(c) On the Closing Date, subject to the satisfaction or waiver of the closing conditions set forth herein, the Placement Agents shall cause SunTrust Bank, a Georgia banking corporation, as the escrow agent (the “Escrow Agent”), to pay to the Company the aggregate Offering Price (net of any Agents’ Fee, if the Agents’ Fee is withheld by the Placement Agents as provided in the immediately following paragraph) against the Company’s delivery of the Shares to the Investors. The Company will deliver physical stock certificates representing Shares purchased by the Investors pursuant to the Securities Purchase Agreements to the Investors at the addresses specified by such Investors in their Securities Purchase Agreements. If an Investor wishes to hold the purchased Shares in book-entry form though the book-entry system of Computershare Trust Company, N.A. (the “Transfer Agent”), the Investor may so request in the Securities Purchase Agreement and the Transfer Agent will deliver to the Investor, within two days after the Closing Date, a written statement evidencing the Investor’s ownership of the purchased Shares.

(d) At the Closing Time, unless the Placement Agents have withheld such amount from the applicable purchase price paid by the Escrow Agent, at the direction of the Placement Agents, to the Company with respect to the Shares placed by the Placement Agents on such date, the Company shall pay to the Placement Agents, by wire transfer of immediately available funds to an account or accounts designated by the Placement Agents, any Agents’ Fee amount payable with respect to the Shares for which the Company shall have received the aggregate Offering Price.

(e) At the Closing, the Company shall issue and sell to each Investor of Series C Preferred Stock, and each Investor shall purchase from the Company, the number of Series C Preferred Stock set forth below each purchaser’s name on the signature page of such purchaser’s Securities Purchase Agreement at a per share price equal to the Offering Price. On the Closing Date, immediately following the Closing, the Company shall make a wire transfer of immediately available funds to Compass Point, in an amount equal to the Agent’s Fee allocated as set forth in Section 4(d)(ii), hereof, the Agents’ Expense Reimbursement and the Blue Sky Expenses.

(f) If Subscription Documents and funds for the Minimum Amount have not been received and accepted by the Company on or before 4:59 P.M. Eastern Standard Time on the Termination Date, no Series C Preferred Stock will be sold, and the Company will cause all monies received from Investors to be promptly returned to such Investors without interest, penalty, expense or deduction.

6. Further Covenants of the Company. The Company hereby covenants and agrees that:

(a) If, at any time prior to the Closing (i) any event shall occur which does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Memorandum so that the representations, warranties and covenants herein remain true, or (ii) in case it shall, in the opinion of counsel to the Placement Agents and the Company, be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, the Company shall, in the case of (i) above, promptly notify the Placement Agents and, in the event of either (i) or (ii) above shall, at its sole cost, prepare and furnish to the Placement Agents copies of appropriate amendments and/or supplements to the Memorandum in such quantities as the Placement Agents may request. The Company shall not at any time, whether before or after the Closing, prepare or use any amendment or supplement to the Memorandum of which the Placement Agents shall not previously have been advised and furnished with a copy, or to which the Placement Agents or their counsel have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance with the Securities Act and other applicable securities laws. As soon as the Company is advised thereof, the Company shall advise the Placement Agents and their counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Series C Preferred Stock or the Underlying Securities for offering or the suspension of any exemption for such qualification or registration of the Series C Preferred Stock or the Underlying Securities for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company shall use its reasonable best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(b) The Company will use its best efforts to assist counsel to the Placement Agents in qualifying the Series C Preferred Stock for sale under the securities laws of such U.S. jurisdictions as may be mutually agreed to by the Company and the Placement Agents; provided, however, that the Company will not be required or obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Series C Preferred Stock. Furthermore, the Company shall file a copy of a Notice of Sale on Form D with the SEC within the prescribed time period and shall file all amendments with the SEC as may be required. Copies of the Form D and all amendments thereto shall be provided to the Placement Agents. The Company or its counsel will provide counsel for the Placement Agents with copies of all correspondence or other documentation filed with or received from any jurisdiction where the Series C Preferred Stock are to be registered or qualified or offered. The Company will promptly provide to the Placement Agents for delivery to all offerees and investors and their representatives any additional information, documents and instruments which the Placement

Agents or the Company reasonably deems necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registrations in those states where the Series C Preferred Stock are to be offered or sold.

(c) The Company shall place a legend on the certificates representing the shares of Series C Preferred Stock and the Underlying Securities stating that the securities evidenced thereby have not been registered under the Securities Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Securities Act and applicable state laws.

(d) The Company shall apply the net proceeds from the sale of Series C Preferred Stock as described under “Use of Proceeds” in the Memorandum.

(e) During the Offering Period, the Company shall make available for review by prospective Investors, provided that such prospective Investors have executed confidentiality agreements in a form acceptable to the Company, during normal business hours at the Company’s offices or by means of a secure virtual dataroom or other secure digital communication, upon their request, copies of such corporate documents, including, but not limited to, organizational materials and material contracts, as such Investor shall reasonably request, to the extent that such shall not violate any obligation on the part of the Company to maintain the confidentiality thereof, and shall afford each prospective Investor the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense.

(f) Until the earlier of (i) completion of the Offering and (ii) the Termination Date, neither the Company nor any person acting on its behalf shall negotiate with any other placement agent or underwriter with respect to a new private or public offering of the Company’s debt or equity securities. Except as contemplated in the Memorandum, neither the Company nor anyone acting on its behalf shall, until the Termination Date, offer for sale to, or solicit offers to subscribe for Series C Preferred Stock or other securities of the Company or the OP from, or otherwise approach or negotiate in respect thereof with, any other person.

(g) Until the earlier of (i) the Termination Date and (ii) the Closing, neither the Company nor the Placement Agents will issue any press release, grant any media interview (including without limitation, internet media outlets), or otherwise communicate with the media in any manner whatsoever without the other party’s prior written consent, which consent will not unreasonably be withheld or delayed.

(h) The Company will use its best efforts to effect the listing the Underlying Securities on the NASDAQ Capital Market.

(i) The Company shall pay all reasonable and documented expenses incurred in connection with the preparation and printing of all necessary offering documents, amendments, and instruments related to the Offering and the issuance of the Series C Preferred

Stock, and shall also pay its own expenses for accounting fees, legal fees, bound volumes of closing documents, and other costs involved with the Offering. The Company shall provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agents may reasonably request.

(j) Effective upon the Closing Date, Compass Point shall have a right of first refusal for the period beginning on the Closing Date and ending on the 365th day following the Closing Date to act as a lead managing underwriter or lead placement agent and lead bookrunner in connection with any public or private offering of equity securities or securities convertible into equity securities contemplated by the Company. Compass Point shall have ten (10) business days from its receipt of the written terms offering such engagement (the “Written Offering Terms”) in which to determine whether or not to accept such offer and, if Compass Point refuses, and provided that such financing is consummated (A) with another placement agent or underwriter upon substantially the same terms and conditions as the Written Offering Terms and (B) within three months after the end of the aforesaid ten (10)-business day period, this right of first refusal shall be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clause (A) and (B) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this Section 6 during the remainder of such 365-day period.

7. Conditions of Placement Agents’ Obligations. The obligations of each Placement Agent hereunder are subject to the fulfillment, at or before the Closing, of the following additional conditions:

(a) The Company shall furnish or cause to be furnished to the Placement Agents at the Closing Time the opinion and negative assurance letter of Haneberg, PLC, counsel for the Company, addressed to the Placement Agents and dated the Closing Time, in a form acceptable to counsel for the Placement Agents. In addition, the Company shall furnish or caused to be furnished to the Placement Agents at the Closing Time (i) the opinion of Williams Mullen, tax counsel for the Company, regarding certain U.S. federal income tax matters, addressed to the Placement Agents and dated the Closing Time, in a form acceptable to counsel for the Placement Agents, and (ii) the opinion of Williams Mullen, New York and Maryland law counsel for the Company, regarding certain matters of Maryland law addressed to the Placement Agents and dated the Closing Time, in a form acceptable to counsel for the Placement Agents. Such opinions and negative assurance letter shall indicate that they are being rendered to the Placement Agents at the request of the Company.

(b) Each of the representations and warranties of the Transaction Entities qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(c) The Company shall have performed and complied in all material respects with all agreements and covenants required to be performed by and complied with it under the Transaction Agreements at or before the Closing.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

(e) The Placement Agents shall have received from Cherry Bekaert LLP an “agreed upon procedures” letter, dated the Closing Time, addressed to the Placement Agents, in a form acceptable to counsel for the Placement Agents.

(f) The Placement Agents shall have received at the Closing Time a favorable opinion and negative assurance letter from Hunton & Williams LLP, counsel for Compass Point, dated the Closing Time, in form and substance satisfactory to Compass Point.

(g) Prior to the Closing Time, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) the Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) Between the time of execution of this Agreement and the Closing Time, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known; and (ii) no transaction which is material to the Company or the OP, taken as a whole, shall have been entered into by the Company or the OP that has not been fully and accurately disclosed in the Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

(i) The Company shall have delivered to the Placement Agents a certificate, executed by the secretary of the Company on behalf of the Company, for itself and in its capacity as the general partner of the OP, dated as of the Closing Time, in form and substance reasonably acceptable to the Placement Agents.

(j) The Company shall have delivered to the Placement Agents a certificate from the Company, acting for itself and in its capacity as the general partner of the OP, to the effect that the representations and warranties of the Company and the OP set forth in this Agreement shall be true and correct as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the conditions set forth in subsections (a) and (e) of this Section 6 shall have been satisfied and be true and correct as of the Closing Time, and the Company and the OP shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

(k) On or before the Closing Time, the Placement Agents shall have received the Registration Rights Agreement and each Subscription Document executed by the Company and the other parties thereto, and such agreements shall be in full force and effect.

(l) The Company shall have furnished to the Placement Agents such other documents and certificates as to the accuracy and completeness of any statement in the Memorandum or any amendment or supplement thereto, and any additional matters as the Placement Agents may reasonably request, as of the Closing Time and the Extended Closing Time, if applicable.

(m) Each Subscription Document shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Document pursuant to the terms thereof

(n) At the Closing, the Company shall cause the Escrow Agent to pay and deliver to the Placement Agents the Agents’ Fee, calculated in accordance with Section 4(d), the Agents’ Expense Reimbursement, calculated in accordance with Section 4(f), and the Blue Sky Expenses in accordance with Section 6(g) hereof.

(o) All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Series C Preferred Stock will be reasonably satisfactory in form and substance to the Placement Agents and their counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(p) The Transaction Entities will refrain during a period of 180 days from the date of this Agreement, without the prior written consent of Compass Point, from, directly or indirectly, (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, voluntarily making any public announcement of a disposition or transfer, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or would be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing. The foregoing sentence shall not apply to (A) the Shares to be issued hereunder, (B) the Underlying Securities, (C) any shares of Common Stock issued by the Company in connection with employee benefit plans, stock option plans, long-term incentive plans, direct stock purchase plans or distribution reinvestment plans existing at the date of this Agreement, (C) any securities issued by the Company upon the exercise of an option, warrants or rights outstanding on the date hereof and referred to directly or indirectly in the Memorandum, (D) grants of stock options or Common Stock to employees, consultants or directors of the Company or its Subsidiaries pursuant to an employee benefit plan of the Company in existence on the date hereof and described in the Memorandum, provided that the grantees thereof agree not to sell, offer, dispose of or otherwise transfer any such stock options (or the shares of Common Stock underlying such options) or Common Stock during such 180-day period without the prior written consent of Compass Point, (E) any shares of Common Stock issued by the Company upon redemption of any of the OP Units, (F) the issuance of Common Stock or OP Units in connection with the acquisition of assets in a transaction exempt from the requirements of the Securities Act, or (G) any shares of Common Stock issued upon exchange of any exchangeable notes issued by the OP or any other Subsidiary.

(q) Each Subscription Document shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Document pursuant to the terms thereof.

8. Covenants of Each Placement Agent. Each Placement Agent severally covenants that:

(a) Such Placement Agent shall limit its offering of the Series C Preferred Stock to persons for whom such Placement Agent has reasonable grounds to believe and in fact believes are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act.

(b) Such Placement Agent shall in connection with the offering of the Series C Preferred Stock offered pursuant to the Memorandum, provide copies of the executed Subscription Documents to the Company prior to the Closing to enable the Company to establish and determine that each such subscriber is an institutional “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act.

(c) Such Placement Agent shall not sell the Series C Preferred Stock offered pursuant to the Memorandum by any means of public solicitation or general advertising.

(d) To the extent it is determined by the parties hereto and their respective legal counsel that a supplement or amendment to the Memorandum is required based on events that may materially affect the Company or otherwise, such Placement Agent shall distribute copies of any such supplement or amendment to persons who have previously received a copy of the Memorandum from such Placement Agent and who continue to be interested in the Offering and include such supplement or amendment in all further deliveries of the Memorandum.

9. Indemnification.

(a) The Company will indemnify and hold harmless each Placement Agent and its affiliates, officers, directors and employees and each person, if any, who controls such Placement Agent within the meaning of the Securities Act (each a “Placement Agent Indemnitee”) against, and pay or reimburse each Placement Agent Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and disbursements, including appeals) (collectively, “Losses”), without duplication, to which any Placement Agent Indemnitee may become subject (i) under the Securities Act or otherwise, in connection with the offer and sale of the Series C Preferred Stock, and (ii) as a result of the breach of any representation, warranty, agreement or covenant made by the Company herein, regardless whether such Losses shall result from any claim of any Placement Agent Indemnitee or any third party; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of, is based upon, or results from (A) any violation by such Placement Agent of the Securities Act or any state, foreign or other federal securities laws which does not result from a violation thereof by the Company or any of its affiliates, or (B) the fraud, willful misconduct or gross negligence of such Placement Agent. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Placement Agent Indemnitee from and against any and all Losses to which any Placement Agent Indemnitee may become subject insofar as such Losses arise out of or are based upon the claim of any Person that he or it is entitled to broker’s or finder’s fees from the Company in connection with the Offering. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that such Placement Agent may otherwise have. Notwithstanding the foregoing, in no event shall the Company’s indemnification obligation under this Section 9(a) in respect of an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, exceed the net proceeds received by the Company hereunder.

(b) Each Placement Agent will severally indemnify and hold harmless the Company and its affiliates, officers, directors and employees and each person, if any, who controls the Company within the meaning of the Securities Act (a “Company Indemnitee”) against, and pay or reimburse each Company Indemnitee for, any and all Losses, without duplication, to which any Company Indemnitee may become subject (i) under the Securities Act or otherwise, in connection with the offer and sale of the Series C Preferred Stock, but only insofar as such Losses are based upon (fraud, willful misconduct or gross negligence of such Placement Agent, and (ii) as a result of the breach of any representation, warranty, agreement or covenant made by any Placement Agent herein, regardless whether such Losses shall result from any claim of any Company Indemnitee or any third party; provided, however, that each Placement Agent will not be liable in any such case to the extent that any such Loss of the Company results from the fraud, willful misconduct or gross negligence of the Company. In addition to the foregoing agreement to indemnify and reimburse, each Placement Agent will indemnify and hold harmless each Company Indemnitee from and against any and all Losses to which any Company Indemnitee may become subject insofar as such Losses arise out of or are based upon the claim of any Person that he or it is entitled to broker’s or finder’s fees from such Placement Agent in connection with the Offering. Notwithstanding the foregoing, in no event shall any Placement Agent’s indemnification obligation under this Section 9(b) in respect of an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, exceed the fees paid to it hereunder.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. The indemnifying party shall not consent to the terms of any compromise or settlement of any claim or Action defended by it in accordance with the foregoing without the prior written consent of the indemnified party unless such compromise or settlement (i) includes an unconditional release of the indemnified party from all liability arising out of such claim or Action, and (ii) does not include a statement as to or an admission of fault or culpability by or on behalf of such indemnified party. The indemnifying party shall not be required to indemnify any indemnified party for any amount paid or payable by it in the settlement of any claim or Action without the prior written consent of the indemnifying.

10. Contribution. To provide for just and equitable contribution, if an indemnified party makes a claim for indemnification pursuant to Section 9 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Placement Agent on the other in connection with the statements or omissions which resulted in the relevant Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions and fees actually received by each Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by a Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and each Placement Agent agrees that it would be unjust and inequitable if the respective obligations of the Company and each Placement Agent for contribution were determined by pro rata allocation of the aggregate Losses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 10. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls a Placement Agent within the meaning of the Securities Act will have the same rights to contribution as such Placement Agent, and each person, if any, who controls the Company within the meaning of the Securities Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10. Anything in this Section 10 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or Action effected without its written consent. This Section 10 is intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

11. Termination.

(a) The Offering may be terminated by the Placement Agents at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein, in the Memorandum or in any other Transaction Agreement shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Transaction Agreement; or (iii) there shall occur any event, within the control of the Company, which could materially adversely affect the transactions contemplated hereby or the other Transaction Agreements or the ability of the Company to perform thereunder. In such event, the Placement Agents shall be entitled to receive from the Company, within thirty (30) business days of the Termination Date an amount equal to the Agents’ Expense Reimbursement (collectively, the “Termination Amount”).

(b) This Offering may be terminated by the Company at any time prior to the expiration of the Offering Period in the event that a Placement Agent shall have (i) failed to perform any of its material covenants and agreements hereunder, (ii) failed to raise the Minimum Amount hereunder, or (iii) has engaged in gross negligence, fraud or willful misconduct. In the event of any such termination by the Company, such Placement Agent shall not be entitled to any amounts whatsoever, except only in the case of clause (ii) above for the Expense Reimbursement.

(c) This Offering may also be terminated by the Company at any time prior to the expiration of the Offering Period for any reason not covered in Section 11(b) above (the “Company 11(c) Termination”). In such event, Compass Point shall be entitled to receive from the Company the Termination Amount. In addition, if within twelve (12) months after the Company 11(c) Termination, the Company consummates a public or private offering of its equity securities or securities convertible into its equity securities (a “Subsequent Offering”), then upon the closing of any such Subsequent Offering, Compass Point shall be entitled to receive from the Company an aggregate amount equal to six percent (6.0%) of the gross proceeds raised in such Subsequent Offering (the “Company 11(c) Termination Amount”). However, if Compass Point participates in such Subsequent Offering as a co-managing underwriter, co-placement agent or co-book runner, then Compass Point shall not be entitled to receive any Company 11(c) Termination Amount.

(d) Before any termination by the Placement Agents under Section 11(a) or by the Company under Section 11(b) or Section 11(c) shall become effective, the terminating party shall give written notice to the other party of its intention to terminate the Offering (the “Termination Notice”). The Termination Notice shall specify the grounds for the proposed termination, except in the case of a Section 11(c) Termination. If the specified grounds for termination, or their resulting adverse effect on the Transactions, are curable, then the other party shall have ten (10) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the Transactions contemplated hereby; otherwise, the Offering shall terminate.

(e) Subject to Section 12 below, this Agreement shall terminate upon the earlier of (i) the occurrence and satisfactory completion of the Offering and sale of the Series C Preferred Stock, unless earlier terminated as provided herein and (ii) the Termination Date, automatically and without any further action on the part of the parties hereto. The terms of that certain engagement letter, dated December 24, 2014, between the Company and Compass Point shall survive the termination of this Agreement.

12. Survival. The respective indemnities, agreements, representations and warranties of the Company or the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agents, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Series C Preferred Stock. In addition, the provisions of Sections 4(d), 4(e), 6(b), 6(f), 6(h) and 9 through 21 hereof shall survive the termination, completion or expiration of this Offering.

13. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Agreements (whether brought against a party hereto or its respective Affiliates, officers, directors, managers, members, employees or agents) may be commenced on a non-exclusive basis in the New York Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Agreements), and hereby irrevocably waives, and agrees not to assert in any Action, any defense or claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent via a recognized overnight courier service, or (iii) sent by facsimile transmission, provided confirmation of receipt is received by sender and such Notice is sent or delivered contemporaneously by an additional method provided in this Section 14; in each case so long as such Notice is addressed to the intended recipient thereof, if sent to the Placement Agents, to: Compass Point Research & Trading, LLC, 3000 K Street N.W., Suite 340, Washington, D.C. 20007; with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: S. Gregory Cope, Esq., and if sent to either Transaction Entity, to: 2529 Virginia Beach Boulevard, Virginia Beach, Virginia 23452; with a copy to Haneberg, PLC, 310 Granite Avenue, Richmond, Virginia 23226, Attention: Bradley Haneberg, Esq. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

15. Limitation of Engagement. The Company and the Placement Agents acknowledge that the Placement Agents have been retained only by the Company, that the Placement Agents are providing services hereunder as an independent contractor (and not in any fiduciary capacity) and that the Company’s engagement of the Placement Agents is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of any party hereto or any other person not a party hereto as against any of the parties hereto or any of its affiliates, or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents, other than the indemnification and contribution provisions set forth in Sections 9 and 10 hereof. Unless otherwise expressly agreed in writing by all the parties hereto or as provided in Section 9 or 10 hereof, no one other than the parties hereto is authorized to rely upon this Agreement or any other statements or conduct of the parties hereto, and no one other than the parties hereto is intended to be a beneficiary of this Agreement.

16. Modification; Performance; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter.

17. Counterparts. This Agreement may be executed with counterpart signature pages or in two or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart). In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof. This Agreement shall become effective when one or more counterpart signature pages or counterparts has been signed and delivered by each of the parties hereto.

18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such provision to be legal, valid and enforceable.

19. Research Analyst Independence. The Company acknowledges that the research analysts and research departments of each Placement Agent are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that each Placement Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of each Placement Agent’s respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agents with respect to any conflict of interest that may arise from the fact that the views expressed by a Placement Agent’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Placement Agent’s investment banking divisions. The Company acknowledges that each Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

20. Headings. The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement.

21. Miscellaneous. This Agreement shall inure to the benefit of, and be binding upon, the successors of any Placement Agent and of the Company. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, company or corporation, other than the parties hereto and their successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Series C Preferred Stock merely by reason of such purchase and shall not include any assignee of any Placement Agent unless the Company shall consent thereto in writing.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and each Placement Agent in accordance with its terms.

Very truly yours,

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Title:	Chairman & CEO

WHEELER REIT, L.P.

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Title:	Chairman & CEO

Accepted and agreed to as of the date first above written:

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Christopher Nealon
Name:	Christopher Nealon
Title:	President & COO

[Signature Page to Placement Agency Agreement]

SCHEDULE I

The Placement Agents

Compass Point Research & Trading, LLC

Maxim Group LLC